As filed with the Securities and Exchange Commission on July 13, 2006

Registration No. 333-114049

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CARRAMERICA REALTY CORPORATION

CARRAMERICA REALTY OPERATING PARTNERSHIP, L.P.

CARRAMERICA REALTY, L.P.

(Exact name of registrants as specified in their charter)

Maryland

Delaware

Delaware

(State or other jurisdiction of incorporation or organization)

52-1796339

20-0882547

52-1976308

(I.R.S. Employer Identification Nos.)

c/o Blackstone Real Estate Partners V L.P.

345 Park Avenue, New York, NY 10154

(212) 583-5000

(Address, including zip code, and telephone number, including area code,

of registrants’ principal executive offices)

Jonathan D. Gray

Blackstone Real Estate Partners V L.P.

345 Park Avenue, New York, NY 10154

(212) 583-5000

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Andrew R. Keller, Esq.

Brian Stadler, Esq.

Andrew W. Smith, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

(212) 455-2000

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (Registration No. 333-114049) of CarrAmerica Realty Corporation (“CARC”), CarrAmerica Realty Operating Partnership, L.P. (the “Operating Partnership”) and CarrAmerica Realty, L.P. (“CAR”).

On July 13, 2006, pursuant to the terms of an Agreement and Plan of Merger, dated as of March 5, 2006, as amended (the “Merger Agreement”), by and among CARC, CAR, the Operating Partnership, Carr Realty Holdings, L.P. (“CRH”), Nantucket Parent LLC (“Parent”), Nantucket Acquisition Inc. (“MergerCo”), Nantucket CRH Acquisition L.P. (“NCRH Merger Partnership”), and Nantucket CAR Acquisition L.P. (“NCAR Merger Partnership”), (1) NCRH Merger Partnership merged with and into CRH, with CRH continuing as the surviving limited partnership, and (2) NCAR Merger Partnership merged with and into CAR, with CAR continuing as the surviving limited partnership (collectively, the “Partnership Mergers”). Immediately after the Partnership Mergers, CARC merged with and into MergerCo, with MergerCo continuing as the surviving corporation (the “CARC Merger”, and together with the Partnership Mergers, the “Mergers”). Parent, MergerCo, NCRH Merger Partnership and NCAR Merger Partnership are affiliates of The Blackstone Group.

In connection with the Mergers, CARC, CAR and the Operating Partnership hereby remove from registration all of their securities registered pursuant to this Registration Statement that remain unissued.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, Nantucket Acquisition Inc. (as successor by merger to CarrAmerica Realty Corporation), CarrAmerica Realty Operating Partnership, L.P. and CarrAmerica Realty, L.P. have duly caused this Post-Effective Amendment to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 13, 2006.

Nantucket Acquisition Inc.
(as successor by merger to CarrAmerica Realty Corporation)

By:	/s/ Tyler Henritze
Name:	Tyler Henritze
Title:	Vice President and Secretary

CarrAmerica Realty Operating Partnership, L.P.

	By:	Nantucket Acquisition Inc., its general partner (as successor by merger to CarrAmerica Realty Corporation)

	By:	/s/ Tyler Henritze
	Name:	Tyler Henritze
	Title:	Vice President and Secretary

CarrAmerica Realty, L.P.

	By:	CarrAmerica Realty GP Holdings, LLC, its General Partner

	By:	CarrAmerica Realty Operating Partnership, L.P., its Sole Member

	By:	Nantucket Acquisition Inc., its General Partner (as successor by merger to CarrAmerica Realty Corporation)

	By:	/s/ Tyler Henritze
	Name:	Tyler Henritze
	Title:	Vice President and Secretary